Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-01051 and 333-74038 on Form S-8 of OshKosh B'Gosh, Inc. of our report dated January 31, 2003 appearing in this Annual Report of Form 10-K of OshKosh B'Gosh, Inc. for the year ended December 28, 2002.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
March 25, 2003

CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-01051 and No. 333-74038) of OshKosh B'Gosh, Inc. of our report dated January 26, 2001, with respect to the consolidated financial statements and schedule of OshKosh B'Gosh, Inc. and Subsidiaries for the period ended December 30, 2000 included in this Annual Report (Form 10-K) for the year ended December 28, 2002.

ERNST & YOUNG LLP

Milwaukee, Wisconsin
March 25, 2003

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

On May 31, 2002, Arthur Andersen LLP was dismissed as the Company's independent auditors. The Company's Board of Directors approved the dismissal of Arthur Andersen LLP and appointed Deloitte & Touche LLP as the Company's independent auditors.

The Company has been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference of Arthur Andersen LLP's report on the Company's financial statements for the year ended December 29, 2001, which is included in this Form 10-K, into the following Registration Statements:

Registration Statement on Form S-8 (Registration No. 333-01051) - Oshkosh B'Gosh, Inc. 1994 Incentive Stock Plan.

Registration Statement on Form S-8 (Registration No. 333-74038) - Oshkosh B'Gosh, Inc. 1995 Outside Directors' Stock Option Plan, as amended.

Accordingly, the Company has omitted Arthur Andersen LLP's consent in reliance upon Rule 437a under the Securities Act of 1933, which permits the Company to dispense with the requirement to file the written consent of Arthur Andersen LLP under the circumstances.

Arthur Andersen LLP has not consented to the incorporation of their report included in this Form 10-K into the Registration Statement listed above. Therefore, with respect to transactions in the Company's securities pursuant to the Registration Statements that are made on or after the date this annual report on Form 10-K is filed with the Securities and Exchange Commission, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act of 1933 for any untrue statements of a material fact contained in the Company's financial statements audited by Arthur Andersen LLP or for any omission to state a material fact required to be stated in those financial statements and thus no claim could be asserted against Arthur Andersen LLP under Section 11(a) of the Securities Act. To the extent provided in Section 11(b)(3)(C) of the Securities Act, however, other persons who are liable under Section 11(a) of the Securities Act, including the Company's officers and directors, may still rely on Arthur Andersen's original audit report as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.